POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned that is an officer or director, or both, of PepsiCo, also hereby constitutes and appoints each of
Larry D.
Thompson and Thomas H. Tamoney, Jr., and each of them severally, the undersigned's
true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a
director or officer, or both, of PepsiCo, Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may
be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the SEC and any stock exchange or similar authority;
and
(3) take any other action of any type whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it being understood that the
documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
fact's discretion.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not assuming, nor is PepsiCo assuming,
any of the undersigned's responsibilities to comply with Section 16 of the
Exchange Act.

This Power of Attorney, insofar as it relates to the undersigned's obligations to file Forms
3, 4 and 5, shall remain in full force and effect until the undersigned is no longer required
to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in
securities issued by PepsiCo, unless earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-in-fact; provided that any termination or
revocation of this Power of Attorney, insofar as it relates to the undersigned's obligations
to file Forms 3, 4 and 5, shall not affect the delegations of authority by the undersigned
pursuant to clauses (i) through (xiv) above.
* * *
Each of the undersigned hereby grants to each such attorney-in-fact full power
and
authority to do and perform any and every act and thing whatsoever requisite, necessary,
or proper to be done in the exercise of any of the rights and powers herein granted, as
fully to all intents and purposes as the undersigned might or could do if personally
present, with full power of substitution or revocation, hereby ratifying and confirming all
that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this Power of Attorney and the rights and
powers herein granted.

This Power of Attorney may be executed in counterparts and all such duly executed
counterparts shall together constitute the same instrument.  This Power of
Attorney shall
not revoke any powers of attorney previously executed by the undersigned.  This
Power
of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides
that it revokes this Power of Attorney by referring to the date of the undersigned's
execution of this Power of Attorney.

Anything to the contrary herein notwithstanding, this Power of Attorney DOES NOT grant the attorneys-in-fact authority to spend the undersigned's money or sell or dispose
of the undersigned's property during the undersigned's lifetime, except in the case of
PepsiCo with respect to such expenditures as are necessary to carry out the intents and
purposes hereof.

CAUTION TO THE PRINCIPAL:  Your Power of Attorney is an important document.
As the "principal," you give the person whom you choose (your "agent") authority to
spend your money and sell or dispose of your property during your lifetime without
telling you.  You do not lose your authority to act even though you have given your agent
similar authority.

When your agent exercises this authority, he or she must act according to any instructions
you have provided or, where there are no specific instructions, in your best interest.
"Important Information for the Agent" at the end of this document describes your agent's
responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a
notary public.

You can request information from your agent at any time.  If you are revoking a prior
Power of Attorney by executing this Power of Attorney, you should provide written
notice of the revocation to your prior agent(s) and to the financial institutions where your
accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long
as you are of sound mind.  If you are no longer of sound mind, a court can remove an
agent for acting improperly.

Your agent cannot make health care decisions for you.  You may execute a "Health
Care
Proxy" to do this.

The law governing Powers of Attorney is contained in the New York General
Obligations
Law, Article 5, Title 15.  This law is available at a law library, or online through the New
York State Senate or Assembly websites, www.senate.state.ny.us or
www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a
lawyer of your own choosing to explain it to you.

IN WITNESS WHEREOF, each of the undersigned principals has executed this instrument on the date indicated opposite its, his or her name.

[REMAINDER OF PAGE LEFT BLANK]

Signed and Acknowledged:/s/ Saad Abdul-Latif November 13, 2009
SAAD ABDUL-LATIF Chief Executive Officer, PepsiCo AMEA

STATE OF NEW YORK      )
                       ) s.:
                       )
COUNTY OF WESTCHESTER

On the 13th day of November in the year 2009 before me, the undersigned, a
Notary Public in and for said State, personally appeared Saad Abdul-Latif, personally
known to me or proved to me on the basis of satisfactory evidence to be the individual
whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the
individual, or the person upon behalf of which the individual acted, executed the
instrument.
/s/ Cathleen Gold
Notary Public

[REMAINDER OF PAGE LEFT BLANK]

IMPORTANT INFORMATION FOR THE AGENT:  When you accept the
authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:
(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;
(2) avoid conflicts that would impair your ability to act in the principal's best interest;
(3) keep the principal's property separate and distinct from any assets you own
or
control, unless otherwise permitted by law;
(4) keep a record or all receipts, payments, and transactions conducted for the principal; and
(5) disclose your identity as an agent whenever you act for the principal by writing or
printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

You may not use the principal's assets to benefit yourself or give major gifts to yourself
or anyone else unless the principal has specifically granted you that authority in this
Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of
Attorney.
If you have that authority, you must act according to any instructions of the principal or,
where there are no such instructions, in the principal's best interest.  You may resign by
giving written notice to the principal and to any co-agent, successor agent, monitor if one
has been named in this document, or the principal's guardian if one has been appointed.
If there is anything about this document or your responsibilities that you do not
understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York's General
Obligations
Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the
authority granted to you in the Power of Attorney, you may be liable under the law for
your violation.

IN WITNESS WHEREOF, each of the undersigned agents has executed this instrument on the date indicated opposite his name.

[REMAINDER OF PAGE LEFT BLANK]

Signed and Acknowledged:/s/ Larry D. Thompson November 13, 2009
LARRY D. THOMPSON Agent and Attorney-in-Fact

STATE OF NEW YORK      )
                       ) s.:
                       )
COUNTY OF WESTCHESTER

On the 13th day of November in the year 2009 before me, the undersigned, a
Notary Public in and for said State, personally appeared Larry D. Thompson, personally
known to me or proved to me on the basis of satisfactory evidence to be the individual
whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the
individual, or the person upon behalf of which the individual acted, executed the
instrument.
/s/ Cathleen Gold
Notary Public

Signed and Acknowledged:/s/ Thomas H. Tamoney, Jr. November 13, 2009
THOMAS H. TAMONEY, JR.Agent and Attorney-in-Fact

STATE OF NEW YORK      )
                       ) s.:
                       )
COUNTY OF WESTCHESTER

On the 13th day of November in the year 2009 before me, the undersigned, a
Notary Public in and for said State, personally appeared Thomas H. Tamoney, Jr., personally
known to me or proved to me on the basis of satisfactory evidence to be the individual
whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the
individual, or the person upon behalf of which the individual acted, executed the
instrument.
/s/ Cathleen Gold
Notary Public